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INDEPENDENT CONSULTANTS' CONSENT

I consent to the use of my name under the heading "EXPERTS" in the Prospectus, which is part of this Registration Statement.

/s/ PG V G Bekker
Pretoria, South Africa

July 11, 1997

                                 Exhibit 23.3